                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                          PROXY STATEMENT PURSUANT TO
              SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Under Rule 14a-12

                             NABISCO HOLDINGS CORP.
                (Name of Registrant as Specified in Its Charter)

                             NABISCO HOLDINGS CORP.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
/X/     No fee required.
/ /     Fee computed on table below per Exchange Act
        Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:
        (2)  Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        (4)  Proposed maximum aggregate value of transaction:
        (5)  Total fee paid:

/ /     Fee paid previously with preliminary materials
/ /     Check box if any part of the fee is offset as provided by
        Exchange Act Rule 0-11(a)(2) and identify
        the filing for which the offsetting fee was paid previously.
        Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)  Amount previously paid:
        (2)  Form, Schedule or Registration Statement no.:
        (3)  Filing Party:
        (4)  Date Filed:

                                 [NABISCO LOGO]

                             NABISCO HOLDINGS CORP.
                                 7 CAMPUS DRIVE
                           PARSIPPANY, NJ 07054-0311

                                                                  March 29, 2000

Dear Stockholder:

    You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Nabisco Holdings Corp. (the "Company"). The meeting will be held at 3:00 p.m. (local time) on Monday, May 8, 2000 at the Hotel DuPont, 11th and Market Streets, Wilmington, Delaware 19801.

    Attendance at the Annual Meeting will be limited to stockholders (or their authorized representatives) as of March 15, 2000, the record date, and to guests of the Company. Admittance tickets will be required. If you are a stockholder and plan to attend, you must request an admittance ticket by writing to the Office of the Secretary at the address shown above. If your shares are not registered in your own name, evidence of your stock ownership must accompany your letter. You can obtain this evidence from your bank or brokerage firm, typically in the form of your most recent monthly statement. An admittance ticket will be held in your name at the registration desk, not mailed to you in advance of the meeting. The auditorium will open at 2:30 p.m.

    Please give these proxy materials careful attention. It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the accompanying proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

    Thank you for your support and continued interest in Nabisco.

Sincerely,

/s/ Steven F. Goldstone                        /s/ James M. Kilts
STEVEN F. GOLDSTONE                            JAMES M. KILTS
CHAIRMAN                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                 IMPORTANT: YOUR PROXY CARD IS ENCLOSED IN THE
            ADDRESS WINDOW OF THE ENVELOPE CONTAINING THIS MATERIAL.

                                 [NABISCO LOGO]

                             NABISCO HOLDINGS CORP.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 8, 2000

To the Stockholders:

    The Annual Meeting of Stockholders of Nabisco Holdings Corp., a Delaware corporation (the "Company"), will be held at the Hotel DuPont, 11th and Market Streets, Wilmington, Delaware 19801 at 3:00 p.m. (local time) on Monday, May 8, 2000 for the following purposes:

        1. To elect thirteen Directors to serve until the 2001 annual meeting of stockholders and until their respective successors are duly elected and qualified;

        2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company's 2000 fiscal year; and

        3. To transact such other business as may be properly brought before the meeting and any adjournments or postponements thereof.

    Only holders of record of the Company's Class A Common Stock and Class B Common Stock as of the close of business on March 15, 2000 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. A list of the stockholders may be examined for any purpose germane to the meeting during the ten-day period preceding the date of the meeting at the Hotel DuPont, 11th and Market Streets, Wilmington, Delaware 19801.

                                          JAMES A. KIRKMAN III
                                          EXECUTIVE VICE PRESIDENT,
                                            GENERAL COUNSEL AND SECRETARY

PARSIPPANY, NEW JERSEY
MARCH 29, 2000

     YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN,
         DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU
                          PLAN TO ATTEND THE MEETING.

                             NABISCO HOLDINGS CORP.
                                 7 CAMPUS DRIVE
                             PARSIPPANY, NEW JERSEY
                                   07054-0311

                                PROXY STATEMENT

    This Proxy Statement and enclosed form of proxy are being furnished commencing on or about March 29, 2000 in connection with the solicitation by the Board of Directors (the "Board") of Nabisco Holdings Corp., a Delaware corporation (the "Company"), of proxies in the enclosed form for use at the annual meeting of stockholders (the "Annual Meeting") to be held on May 8, 2000 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted FOR the election of the nominees listed below under the caption "Election of Directors--Information Concerning the Nominees," FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company's 2000 fiscal year and in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the Annual Meeting and any adjournments or postponements thereof. Any proxy may be revoked by written notice received by the Secretary of the Company at any time prior to the voting thereof by submitting a subsequent proxy or by attending the Annual Meeting and voting in person.

    A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

    Only holders of record of the Company's voting securities as of the close of business on March 15, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, the following shares of voting securities were outstanding:
51,412,707 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), and 213,250,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock").

    Class A Common Stock and Class B Common Stock (collectively, the "Common Stock") vote as a single class on all matters properly brought before the Annual Meeting. Holders of Class A Common Stock and Class B Common Stock are entitled to one (1) vote and ten (10) votes per share, respectively. The presence of the holders of a majority in voting power of the Common Stock, represented at the meeting in person or by proxy, will constitute a quorum. Shares represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters. Proxies relating to "street name" shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but they will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld by the broker ("Broker Non-Votes"). The thirteen nominees receiving the highest vote totals will be elected as Directors of the Company. Accordingly, abstentions and Broker Non-Votes will not affect the outcome of the election. All other matters to be voted on will be decided by a majority vote of the shares represented at the Annual Meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote, but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a Broker Non-Vote will have no effect on the outcome of the voting.

    Securities and Exchange Commission (the "SEC") rules generally require that the Company furnish its annual report to stockholders preceeding or accompanying its proxy materials. However, if you are a stockholder of record, have the same address as another stockholder of record and do not hold shares in nominee name, you may wish to authorize the Company to discontinue sending more than one annual report to the same address. You can eliminate such duplicate mailings by marking the appropriate box on the proxy card for any account for which you do not wish to receive annual reports. You will, however, continue to receive proxy statements and proxy cards to vote the shares for all of your accounts.

                        ITEM 1 -- ELECTION OF DIRECTORS

INFORMATION CONCERNING NOMINEES

    At the upcoming Annual Meeting, a board of thirteen Directors will be elected to hold office until the next Annual Meeting of stockholders and until their successors have been elected and qualified. Directors are elected by a plurality of the votes cast. Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board. All of the Board's nominees are incumbent Directors of the Company and its wholly-owned subsidiary, Nabisco, Inc. ("Nabisco"). Five of the Board's nominees were elected to their present terms by the stockholders in May 1999. Seven of the Board's nominees were elected by the Board in July 1999, and one was elected by the Board in March 2000.

    Background information about the Board's nominees for election is set forth below. See "Security Ownership of Management" for information about the nominees' holdings of equity securities issued by the Company and its affiliates.

                                              YEAR
                                             FIRST         BUSINESS EXPERIENCE DURING PAST FIVE YEARS
NAME                               AGE      ELECTED                  AND OTHER INFORMATION
----                               ---      -------        ------------------------------------------
Herman Cain....................      54       1995     Chairman of Godfather's Pizza, Inc. since 1988;
                                                       Chief Executive Officer and President of Digital
                                                       Restaurant Solutions since July 1999; previously
                                                       Chief Executive Officer of Godfather's Pizza from
                                                       1988 to December 1996; Chief Executive Officer and
                                                       President of National Restaurant Association from
                                                       December 1996 to June 1999. Member of the Boards
                                                       of UtiliCorp United and The Whirlpool Corporation.

John T. Chain, Jr..............      65       1994     Chairman of Thomas Group, Inc. since May 1998 and
                                                       a member of the Board of Thomas Group, Inc. since
                                                       May 1995; President of Quarterdeck Equity
                                                       Partners, Inc., an investor in the defense
                                                       industry, since December 1996; previously Special
                                                       Assistant to the Chairman of Burlington Northern
                                                       Santa Fe Corporation ("Burlington Northern") from
                                                       November 1995 to March 1996; Executive Vice
                                                       President of Burlington Northern from 1991 to
                                                       November 1995. For more than five years prior
                                                       thereto, General (Commander-in-Chief, Strategic
                                                       Air Command) in the United States Air Force.
                                                       Member of the Boards of Nabisco Group Holdings
                                                       Corp. ("NGH"), Northrop Grumman Corporation, R.J.
                                                       Reynolds Tobacco Holdings, Inc. and Thomas Group,
                                                       Inc.

Julius L. Chambers.............      63       1999     Chancellor of North Carolina Central University
                                                       since 1993. For more than five years prior
                                                       thereto, Director-Counsel of the NAACP Legal
                                                       Defense and Educational Fund, Inc. Member of the
                                                       Board of NGH and of the Advisory Board of First
                                                       Union National Bank (Durham, NC).

                                              YEAR
                                             FIRST         BUSINESS EXPERIENCE DURING PAST FIVE YEARS
NAME                               AGE      ELECTED                  AND OTHER INFORMATION
----                               ---      -------        ------------------------------------------
John L. Clendenin..............      65       1999     Chairman of the Board and Chief Executive Officer
                                                       of BellSouth Corporation for more than five years
                                                       prior to retirement in December 1997. Member of
                                                       the Boards of Coca-Cola Enterprises Inc., Equifax
                                                       Inc., The Home Depot, Inc., The Kroger Company,
                                                       NGH, National Service Industries, Inc., Powerwave
                                                       Technologies, Inc., Springs Industries, Inc. and
                                                       Wachovia Corporation.

Steven F. Goldstone............      54       1996     Chairman of the Company and of Nabisco since
                                                       January 1998; Chairman of NGH since May 1996;
                                                       previously Chief Executive Officer of NGH from
                                                       December 1995 to December 1999; President of NGH
                                                       from October 1995 to December 1999; General
                                                       Counsel of NGH from March to December 1995; prior
                                                       thereto Senior Partner with the law firm of Davis
                                                       Polk & Wardwell until October 1995 and for more
                                                       than five years prior thereto. Member (Chairman)
                                                       of the Board of NGH.

Ray J. Groves..................      64       1999     Chairman of Legg Mason Merchant Banking, Inc.
                                                       since February 1995; previously Chairman and Chief
                                                       Executive Officer of the independent accounting
                                                       firm of Ernst & Young LLP until 1994 and for more
                                                       than five years prior thereto. Member of the
                                                       Boards of Allegheny Technologies Incorporated,
                                                       American Water Works Company, Inc., Boston
                                                       Scientific Corporation, Dominion Resources, Inc.,
                                                       Electronic Data Systems Corporation, Marsh &
                                                       McLennan Companies, Inc. and NGH.

David B. Jenkins...............      69       1995     Director of J. Sainsbury International from
                                                       January 1994 to September 1995; Chairman and Chief
                                                       Executive Officer of Shaw's Supermarkets, Inc.
                                                       from 1982 to retirement in December 1993. Member
                                                       of the Boards of A.A.I. Foster Grant, Citizens
                                                       Capital, Inc., KaBloom Ltd. (Chairman) and NGH.

Nancy Karch....................      52       2000     Member, McKinsey & Company, Inc., Advisory Council
                                                       since January 2000; previously Senior Partner and
                                                       Director of McKinsey & Company, Inc., an
                                                       international consulting firm, for more than five
                                                       years prior to retirement in December 1999. Member
                                                       of the Boards of Liz Claiborne, Inc. and NGH.

James M. Kilts.................      52       1998     President and Chief Executive Officer of the
                                                       Company and of Nabisco since January 1998; Chief
                                                       Executive Officer and President of NGH since
                                                       December 1999; prior thereto Executive Vice
                                                       President - Worldwide Food of Philip Morris
                                                       Companies from January 1994 to March 1997;
                                                       President of Kraft USA from 1989 to 1994. Member
                                                       of the Boards of May Department Stores Company,
                                                       NGH and The Whirlpool Corporation.

                                              YEAR
                                             FIRST         BUSINESS EXPERIENCE DURING PAST FIVE YEARS
NAME                               AGE      ELECTED                  AND OTHER INFORMATION
----                               ---      -------        ------------------------------------------
Fred H. Langhammer.............      56       1999     President of The Estee Lauder Companies Inc.
                                                       ("Estee Lauder") since 1995 and Chief Executive
                                                       Officer of Estee Lauder since January 2000;
                                                       previously Chief Operating Officer of Estee Lauder
                                                       from 1985 to 1999 and Executive Vice President of
                                                       Estee Lauder from 1985 to 1995. Member of the
                                                       Boards of Estee Lauder, NGH and RSL
                                                       Communications, Ltd.

H. Eugene Lockhart.............      50       1999     [current title]; prior thereto President of
                                                       Consumer Services of AT&T Corp. ("AT&T") from July
                                                       1999 to February 2000; Executive Vice President
                                                       and Chief Marketing Officer of AT&T from February
                                                       1999 to June 1999; President of Global Retail
                                                       Banking of BankAmerica Corp. from May 1997 to
                                                       October 1998; President and Chief Executive
                                                       Officer of MasterCard International Incorporated
                                                       from 1994 to May 1997; Executive Vice President of
                                                       First Manhattan Co. from 1992 to 1994. Member of
                                                       the Boards of First Republic Bank, IMS Health
                                                       Corporation and NGH.

Theodore E. Martin.............      60       1999     Chief Executive Officer, President and Director of
                                                       Barnes Group Inc. ("Barnes Group") from 1995 until
                                                       retirement in December 1998; previously Executive
                                                       Vice President - Operations and Director of Barnes
                                                       Group from 1993 to 1995. Member of the Boards of
                                                       Ingersoll-Rand Company, NGH, PE Corporation and
                                                       Unisys Corporation.

Rozanne L. Ridgway.............      64       1999     Co-Chair of the Atlantic Council of the United
                                                       States ("Atlantic Council") from 1993 until
                                                       retirement in 1996; President of the Atlantic
                                                       Council from 1989 through 1992; prior thereto
                                                       Assistant Secretary of State for European and
                                                       Canadian Affairs from 1985 to 1989. Member of the
                                                       Boards of Bell Atlantic Corporation, The Boeing
                                                       Company, Emerson Electric Co., Minnesota Mining
                                                       and Manufacturing Company, NGH, Sara Lee
                                                       Corporation and Union Carbide Corp.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

MEETINGS AND COMMITTEES OF THE BOARD

    The Board met six times during the 1999 fiscal year. During 1999, all then incumbent Directors attended at least 75% of the meetings of the Board and the Board Committees on which they served except Mr. Chambers, who attended 71% of the meetings of the Board and the Board Committees on which he served.
Mr. Chambers joined the Board in July 1999 and missed only one Board meeting out of the four Board meetings held during the time that he served on the Board during the last fiscal year and the Committee meeting associated therewith. Due to his short tenure on the Board, this absence resulted in attendance below the 75% threshold.

    The standing committees of the Board are the Executive Committee, the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee.

    EXECUTIVE COMMITTEE. The Executive Committee has authority to act for the Board on most matters during intervals between Board meetings. The Executive Committee, whose current members are General Chain and Messrs. Goldstone (Chair), Groves and Kilts, met twice during the 1999 fiscal year.

    AUDIT COMMITTEE. The Audit Committee reviews the adequacy of the Company's internal system of accounting controls, confers with the independent auditors and the internal auditors concerning their examination of the books and records of the Company and its subsidiaries, reviews actions taken to ensure compliance with the Company's Code of Conduct, recommends to the Board the appointment of independent auditors and considers other appropriate matters regarding the financial affairs of the Company and its subsidiaries. The Audit Committee, whose current members are Messrs. Cain, Chambers, Groves (Chair), Langhammer and Lockhart, held five meetings during the 1999 fiscal year.

    COMPENSATION COMMITTEE. The Compensation Committee makes recommendations to the Board with respect to compensation and grants of stock options to management employees. In addition, the Compensation Committee administers plans and programs relating to employee benefits, incentives and compensation. The Compensation Committee, whose current members are General Chain (Chair), Mr. Clendenin, Ms. Koplovitz and Ms. Ridgway, met five times during the 1999 fiscal year.

    CORPORATE GOVERNANCE AND NOMINATING COMMITTEE. The Corporate Governance and Nominating Committee has responsibility for recruiting and nominating new directors and for corporate governance issues, including Board self-evaluation and chief executive officer evaluation. Only outside directors are eligible to serve on this committee. The Corporate Governance and Nominating Committee, whose current members are Messrs. Jenkins and Martin and Ms. Ridgway (Chair), held two meetings during the 1999 fiscal year.

    The Corporate Governance and Nominating Committee will consider suggestions for Board nominees made by stockholders. A stockholder may recommend a person for nomination to the Board at the 2001 annual meeting of stockholders by giving notice thereof and providing certain information set forth in the Company's By-Laws, in writing, to the Secretary of the Company at 7 Campus Drive, Parsippany, NJ 07054-0311 for receipt between October 30, 2000 and November 29, 2000.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth certain information as of March 15, 2000, regarding the beneficial ownership of (i) Class A Common Stock and (ii) common stock, par value $.01 per share, of NGH ("NGH Common Stock"), by each director of the Company, by each of the five most highly compensated executive officers of the Company during the last fiscal year and by all directors and executive officers of the Company as a group. Except as otherwise noted, the persons named in the table below do not own any other capital stock of the Company or any of its parents or subsidiaries and have sole voting investment power for all securities for which they are shown as beneficial owner.

                                     NUMBER OF SHARES                      NUMBER OF SHARES
                                     OF CLASS A "NA"       PERCENT OF           OF NGH          PERCENT OF
                                       COMMON STOCK       CLASS A "NA"       COMMON STOCK          NGH
NAME OF BENEFICIAL OWNER            BENEFICIALLY OWNED    COMMON STOCK    BENEFICIALLY OWNED   COMMON STOCK
----------------------------------  ------------------   --------------   ------------------   ------------
                                      (1)(2)(3)               (1)             (1)(4)
Herman Cain(2)....................      10,300               *                   0                *
John T. Chain, Jr.(2)(4)..........      11,300               *                21,836              *
Julius L. Chambers................        0                  *                19,865              *
John L. Clendenin.................       500                 *                20,289              *
Douglas R. Conant(2)(4)...........     215,903               0.4182%          36,000              *
Steven F. Goldstone(2)(4).........     474,981               0.9157%         3,237,852            0.9828%
Ray J. Groves.....................        0                  *                19,164              *
James E. Healey(4)................      3,000                *                29,000              *

                                     NUMBER OF SHARES                      NUMBER OF SHARES
                                     OF CLASS A "NA"       PERCENT OF           OF NGH          PERCENT OF
                                       COMMON STOCK       CLASS A "NA"       COMMON STOCK          NGH
NAME OF BENEFICIAL OWNER            BENEFICIALLY OWNED    COMMON STOCK    BENEFICIALLY OWNED   COMMON STOCK
----------------------------------  ------------------   --------------   ------------------   ------------
                                      (1)(2)(3)               (1)             (1)(4)
David B. Jenkins(2)...............      11,900               *                   0                *
Nancy Karch(5)....................        0                  *                   0                *
James M. Kilts(3)(4)..............      11,000               *                256,813             *
Kay Koplovitz(2)(3)...............      10,400               *                   0                *
Fred H. Langhammer................        0                  *                11,650              *
Richard H. Lenny(4)...............      4,225                *                43,000              *
H. Eugene Lockhart................        0                  *                13,928              *
Theodore E. Martin................        0                  *                12,883              *
Rozanne L. Ridgway................        0                  *                10,493              *
C. Michael Sayeau.................     230,719               0.4468%          28,046              *
All Directors and Officers as a
  Group(2)(3)(4)..................    1,673,076              3.1541%         3,944,476            1.1959%

------------------------

*   Less than 0.1%

1) For purposes of this table, a person or group of persons is deemed to be the "beneficial owner" of any shares that such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security that such persons or persons has the right to acquire within 60 days is deemed to be outstanding, but it is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

2) The number of shares of Class A Common Stock beneficially owned includes shares subject to currently exercisable options in the following amounts;
    (i) 10,300 shares for each of General Chain and Messrs. Cain and Jenkins;
    (ii) 214,852 shares for Mr. Conant; (iii) 460,000 shares for Mr. Goldstone;
    (iv) 10,400 shares for Ms. Koplovitz; (v) 229,718 shares for Mr. Sayeau; and
    (vi) 1,630,858 shares for all directors and executive officers as a group.

3) The number of shares of Class A Common Stock beneficially owned does not include units issued in the following amounts; (i) 46,200 units to Mr. Conant; (ii) 17,500 units to Mr. Healey; (iii) 110,000 units to Mr. Kilts;
    (iv) 6,797 units for Ms. Koplovitz; (v) 38,500 units for Mr. Lenny; 39,000 units for Mr. Sayeau; and (vii) 405,726 units to all directors and executive officers as a group. The units issued to Ms. Koplovitz are common stock equivalents and were received as deferred compensation. The units issued to the officers are equivalents to restricted stock grants and were received as deferred equity incentives.

4) The number of shares of NGH Common Stock beneficially owned includes shares subject to currently exercisable options in the following amounts;
    (i) 19,836 shares for each of General Chain and Messrs. Chambers and Clendenin; (ii) 3,021,323 shares for Mr. Goldstone; (iii) 256,813 shares for Mr. Kilts and (iv) 3,404,327 shares for all directors and executive officers as a group. The number of shares of NGH Common Stock beneficially owned does not include the following deferred units, which are common stock equivalents received as equity incentives or as deferred and other compensation:
    (i) 6,848 units for each of General Chain, Mr. Chambers and Ms. Ridgway;
    (ii) 15,966 units for Mr. Clendenin; (iii) 24,204 units for Mr. Groves;
    (iv) 7,651 units for Mr. Langhammer; (v) 11,027 units for Mr. Lockhart;
    (vi) 13,327 units for Mr. Martin; and (vii) 92,719 units to all directors and officers as a group.

5) Until December 31, 1999 and for more than five years prior thereto, Ms. Karch was a Senior Partner and Director of McKinsey & Company, Inc., an international consulting firm. McKinsey & Company, Inc. has, from time to time, provided consulting services to the Company and its affiliates during the past few years, for which the consulting firm has been paid usual and customary fees.

    SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5) of Common Stock and other equity securities of the Company with the SEC and The New York Stock Exchange, Inc. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

    Based solely on a review of the copies of the forms that it has received, and on written representations from certain reporting persons that no additional forms were required, the Company believes that its officers, directors and greater than 10% beneficial owners complied with all of these filing requirements in 1999.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information, as of March 15, 2000, regarding the beneficial ownership of persons known to the Company to be the beneficial owners of more than 5% of any class of the Company's voting securities. The information was obtained from Company records and information supplied by the stockholders, including information on Schedule 13G. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                 NAME AND ADDRESS                    NUMBER OF SHARES    PERCENT
TITLE OF CLASS                 OF BENEFICIAL OWNER                  BENEFICIALLY OWNED   OF CLASS
--------------  --------------------------------------------------  ------------------   --------
Class A         Southeastern Asset Management, Inc.(1)                     6,742,500        13.1%
Common Stock    6410 Poplar Avenue
                Suite 900
                Memphis, TN 38119
Class A         FMR Corp.(2)                                               6,381,980      12.423%
Common Stock    82 Devonshire Street
                Boston, MA 02109
Class A         Massachusetts Financial Services Company(3)                3,629,445         7.1%
Common Stock    500 Boylston Street
                Boston, MA 02116
Class A         John A. Levin & Co., Inc.(4)                               3,319,650         6.5%
Common Stock    One Rockefeller Plaza
                New York, NY 10020
Class A         Marsh & McLennan Companies, Inc.(5)                        3,061,621           6%
Common Stock    1166 Avenue of the Americas
                New York, NY 10036 and
                Putnam Investments, Inc.(5)
                One Post Office Square
                Boston, MA 02109
Class A         Harris Associates L.P.(6)                                  2,819,700        5.49%
Common Stock    Two North LaSalle Street,
                Suite 500
                Chicago, IL 60602-3790
Class A         Neuberger Berman, Inc.(7)                                  2,672,476         5.2%
Common Stock    605 Third Avenue
                New York, NY 10158-3698
Class B         Nabisco Group Holdings Corp.(8)                          213,250,000         100%
Common Stock    7 Campus Drive
                Parsippany, NJ 07054-0311

------------------------
(1) According to the Schedule 13G filed with the SEC on March 10, 2000 by Southeastern Asset Management, Inc. ("Southeastern"), Southeastern is the beneficial owner of 6,742,500 shares of Class A Common Stock. Southeastern has sole voting power over 5,560,000 of these shares, and no voting power over 1,182,500 of these shares. Southeastern has sole dispositive power over 6,719,500 of these shares, and no dispositive power over 23,000 of these shares.

(2) On February 11, 2000, FMR Corp. ("FMR"), Edward C. Johnson 3d, Abigail P. Johnson and Fidelity Management & Research Company ("FMRC") jointly filed a
    Schedule 13G with the SEC. According to the Schedule 13G, FMRC, a wholly-owned subsidiary of FMR, is the beneficial owner of 5,778,130 shares of Class A Common Stock, as investment advisor to various registered investment companies (the "Funds"). Edward C. Johnson 3d, FMR and the Funds each has sole dispositive power, and the Funds have sole power to vote, the 5,778,130 shares owned by the Funds. Fidelity International Limited ("FIL") is the beneficial owner of 61,100 shares of Class A Common Stock. FIL has sole dispositive power over these shares, sole voting power over 22,100 of these shares and no voting power over 39,000 of these shares. As investment manager of institutional accounts, Fidelity Management Trust Company, a wholly-owned subsidiary of FMR, is the beneficial owner of 542,750 shares of Class A Common Stock. Edward C. Johnson 3d and FMR each has sole dispositive power over these shares, sole voting power over 240,250 of these shares and no voting power over 302,500 of these shares.

(3) According to the Schedule 13G filed with the SEC on February 10, 2000, Massachusetts Financial Services Company has sole voting power over 3,501,445 shares of Class A Common Stock and sole dispositive power over 3,629,445 shares of Class A Common Stock.

(4) According to the Schedule 13G filed jointly with the SEC by John A. Levin & Co., Inc. ("Levin & Co.") and Baker, Fentress & Company ("Baker Fentress") on February 14, 2000, Levin & Co., an indirect wholly-owned subsidiary of Baker Fentress, is the beneficial owner of 3,319,650 shares of Class A Common Stock, which it holds for the accounts of its investment advisory clients. Levin & Co. has sole voting and dispositive power over 34,500 of these shares.

(5) According to the Schedule 13G filed jointly by Marsh & McLennan Companies, Inc. ("MMC"), Putnam Investments, Inc. ("PI", a wholly-owned subsidiary of
    MMC), Putnam Investment Management, Inc. ("PIM") and Putnam Advisory Company, Inc., ("PAC"), none of MMC, PI, PIM or PAC have sole voting or sole dispositive power over any of these shares. PI and PAC have shared voting power over 6,500 of these shares. PI has shared dispositive power over all 3,061,621 of these shares. PIM has shared dispositive power over 3,030,721 of these shares. PAC has shared dispositive power over 30,900 of these shares.

(6) According to the Schedule 13G filed jointly with the SEC on February 7, 2000 by Harris Associates L.P. ("Harris") and Harris Associates Inc., Harris, of which Harris Associates Inc. is the general partner, may be deemed the beneficial owner of 2,819,700 shares of Class A Common Stock by reason of advisory and other relationships with the owners of these shares. Harris has sole voting power over none of these shares and sole dispositive power over 446,400 of these shares.

(7) According to the Schedule 13G filed with the SEC on February 3, 2000, Neuberger Berman, Inc. and/ or its subsidiaries is deemed the beneficial owner of 2,672,476 shares of Class A Common Stock and has sole voting power over 78,776 of these shares and sole dispositive power over none of these shares.

(8) NGH is the beneficial owner of all 213,250,000 outstanding shares of Class B Common Stock, which account for approximately 80.6% of the economic interest in the Company and 97.6% of the combined voting power of its outstanding Common Stock. Because each of these shares is immediately convertible into a share of Class A Common Stock at the option of the holder, NGH is also deemed to be the beneficial owner of the same number of shares of Class A Common Stock. Upon such conversion, these shares would account for 80.6% of the economic interest in the Company and 80.6% of the voting power of the outstanding Common Stock. NGH has voting and investment power over these shares. See "Relationship and Transactions with Nabisco Group Holdings Corp." below for certain recent developments.

         ITEM 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Subject to stockholder ratification, the Board has appointed the firm of Deloitte & Touche LLP ("Deloitte & Touche") as independent auditors for the fiscal year ending December 31, 2000 and until their successors are selected. The appointment was made upon the recommendation of the Audit Committee, which is comprised of Directors who are not employees of the Company or its subsidiaries.

                             EXECUTIVE COMPENSATION

SUMMARY

    The following pages describe the components of the total compensation of the five most highly compensated executive officers (as defined under SEC rules) of the Company at the end of the last completed fiscal year. The principal components of such individuals' current cash compensation are the annual base salary and bonus included in the Summary Compensation Table. The bonus amounts represent amounts that the Compensation Committee and the Board approved for each named individual based on Company performance for the applicable year. The long-term compensation shown in the Summary Compensation Table was provided under the Company's 1994 Long-Term Incentive Plan (the "Nabisco LTIP") and, in some cases, under Nabisco Group Holdings' 1990 Long-Term Incentive Plan (the "NGH LTIP") as described below. Also described below is the future compensation such individuals may receive under the Company's retirement plans or, following termination of employment under certain circumstances, under individual employment agreements.

SUMMARY COMPENSATION TABLE

    The following table presents certain specific information regarding the compensation of the five most highly compensated executive officers of the Company.

                           ANNUAL COMPENSATION TABLE

                                     ANNUAL COMPENSATION                          LONG-TERM COMPENSATION
                     ---------------------------------------------------- --------------------------------------
                                                                                                         LONG-
                                                  OTHER                                                  TERM
                           AGGREGATE              ANNUAL     RESTRICTED   SECURITIES UNDERLYING         PAYOUTS   ALL OTHER
NAME & PRINCIPAL     YEAR BASE SALARY  BONUS   COMPENSATION STOCK AWARDS     OPTIONS AWARDED           INCENTIVE COMPENSATION
POSITION             (1)      ($)      ($)(2)     ($)(4)       ($)(5)            (#)(6)                   ($)       ($)(8)
----------------     ---- ----------- -------- ------------ ------------- ---------------------        --------- ------------
James M. Kilts...... 1999  $900,000   $--(3)     $108,302   $  7,293,438         400,000(NA)           $  --      $   46,210
President & Chief           900,000    765,000    132,832      2,396,875         500,000(NGH)             --          49,435
Executive Officer    1998                                                        415,000(NA)
                                                                                 389,111(NGH)(7)

Richard H. Lenny.... 1999   463,889    640,833     94,068        570,938         110,000(NA)              --          18,275
President, Nabisco   1998   380,048    335,000     54,905        448,750         200,000(NGH)             --         160,625
Biscuit Company                                                                   60,000(NA)

Douglas R. Conant... 1999   371,667    645,500     55,467        489,375          65,000(NA)              --          18,395
President, Nabisco   1998   345,833    239,000     54,441         18,435         175,000(NGH)             --          12,835
Foods Company        1997   325,000     82,000     53,768        --               60,000(NA)            632,000       16,770
                                                                                  65,000(NA)

James E. Healey..... 1999   360,000    518,333     56,509        326,250          65,000(NA)              --          16,080
Executive Vice       1998   325,000    220,000     55,301        --              150,000(NGH)             --           8,019
President & Chief    1997   189,583    111,000     30,788        --               45,000(NA)              --          51,188
Financial Officer                                                                 55,000(NA)

C. Michael Sayeau... 1999   325,000    448,000     57,763        326,250          65,000(NA)              --          15,450
Executive Vice       1998   300,000    190,000     56,050        --              125,000(NGH)             --          14,310
President & Chief    1997   300,000    177,000     55,141        --               45,000(NA)            711,000       14,730
Personnel Officer                                                                 55,000(NA)

------------------------

(1) Mr. Kilts and Mr. Lenny were not executive officers of the Company prior to 1998.

(2) The 1999 bonus amounts shown in the table for Messrs. Lenny, Conant, Healey and Sayeau were based on a combination of the Company's financial objectives and individual performance objectives. The 1999 bonus amounts shown in the table for Messrs. Lenny, Conant, Healey and Sayeau also include a retention bonus ($240,833 for Mr. Lenny, $192,500 for Mr. Conant, $173,333 for
    Mr. Healey and $160,000 for Mr. Sayeau) for the 1998 Retention Program which was cancelled on June 30, 1999 and replaced with the 1999 Retention Program. As part of the 1999 Retention Program, one-third of the projected 1998 award was paid out in January, 2000 in respect of 1999.

(3) In lieu of paying Mr. Kilts a bonus for 1999, the Board approved an arrangement under which the Company entered into a split-dollar life insurance agreement with Mr. Kilts. The amount of Mr. Kilts' forgone bonus for 1999 was $1,141,000.

(4) The 1999 amounts shown in the table for Messrs. Kilts, Lenny, Conant, Healey and Sayeau include amounts attributable to their participation in the Company's executive perquisite program, which provides each of them with supplemental insurance, a leased automobile and an annual allowance ($54,750 for Mr. Kilts, $47,500 for Mr. Lenny, $40,000 for Mr. Conant, $40,000 for Mr. Healey and $40,000 for Mr. Sayeau), which may be used to reimburse miscellaneous expenses and, to the extent not so used, is paid in cash. The supplemental insurance consists of medical, dental, business travel accident, and, to the extent elected, life, automobile and personal liability insurance. The amount shown in the table for Mr. Kilts for 1999 also includes certain income tax liabilities related to his life insurance policy, which liabilities were reimbursed by the Company to Mr. Kilts. The amount shown in the table for Mr. Lenny also includes the Company's reimbursement to Mr. Lenny for certain country club initiation fees ($25,000).

(5) The 1999 amount shown in the table for Mr. Kilts includes $5,335,938 which represents 125,000 contingent performance shares. Such grant to Mr. Kilts has a three-year term and the shares will vest only if Mr. Kilts remains employed through December 31, 2001 and the Nabisco stock price averages at least $57.00 for any consecutive 30-day period before December 31, 2001. The award may be paid in either shares of Class A Common Stock or cash. The balance of the 1999 amount for Mr. Kilts and 1999 amounts shown in the table for Messrs. Lenny, Conant, Healey and Sayeau represent restricted stock units made in respect of the 1999 fiscal year under the Nabisco LTIP. These grants will vest in generally equal installments beginning three years after grant, subject to continued employment, and are payable in either shares of Class A Common Stock or cash. The 1998 amounts shown in the table for Messrs. Kilts and Lenny represent restricted stock grants made in respect of the 1998 fiscal year under the Nabisco LTIP. The 1998 amount shown in the table for Mr. Conant represents a portion of his 1998 annual bonus that was paid to him in 1999 in the form of approximately 415.435 restricted stock units that are scheduled to vest on December 31, 2000. As of December 31, 1999, the value of the number of shares of Class A Common Stock equal to the number of units and/or performance shares held by the named executive officers are as follows: Mr. Kilts (235,000 units), $7,431,875; Mr. Lenny (27,500 units), $869,688; Mr. Conant (37,415.435 units), $1,183,263;
    Mr. Healey (10,000 units), $316,250 and Mr. Sayeau (32,000 units), $1,012,000. Dividend equivalents are paid on the grants, other than grants of contingent performance shares, in the same manner as dividends are paid on Class A Common Stock.

(6) The grants shown in the table reflect the number of shares subject to options to purchase Class A Common Stock and NGH Common Stock granted to the named executive officers under the Nabisco LTIP and the NGH LTIP, respectively. NA refers to Class A Common Stock; NGH refers to NGH Common Stock.

(7) Reflects equitable adjustment of NGH options in the Distribution noted below. See "Relationship and Transactions with Nabisco Group Holdings Corp." below.

(8) The amounts shown in the table reflect Company contributions made on behalf of the named individuals under the Company's qualified and non-qualified defined contribution plans. The following is a breakout of the 1999 amounts:

                                             COMPANY MATCHING         COMPANY
                                               CONTRIBUTION         CONTRIBUTION
NAME                                         (QUALIFIED PLAN)   (NON-QUALIFIED PLAN)
----                                         ----------------   --------------------
James M. Kilts.............................       $3,900              $22,200
Richard H. Lenny...........................        4,800               13,475
Douglas R. Conant..........................        4,800               13,595
James E. Healey............................        4,800               11,280
C. Michael Sayeau..........................        4,800               10,650

    The amount shown in the table for Mr. Kilts for 1999 also includes $20,110, which was the 1999 premium for certain Company-paid insurance policies.

LONG-TERM INCENTIVE COMPENSATION

    The Company seeks to insure that a significant portion of executives' compensation is tied to the price performance of Class A Common Stock and to quantifiable measures of the Company's operational performance. The regular long-term incentive grant for 1999 for all of the named participating executive officers was made in the form of options to purchase Class A Common Stock.

    The following table identifies the grants of stock options made to the named executive officers in 1999 under the Nabisco LTIP and the NGH LTIP. All of the stock options identified on the following table have exercise prices equal to the per-share fair market value of the covered securities on the date of grant.

                       OPTION GRANTS IN FISCAL YEAR 1999

                        INDIVIDUAL GRANTS        PERCENT OF TOTAL
                       NUMBER OF SECURITIES     OPTIONS GRANTED TO
                            UNDERLYING              EMPLOYEES                                            GRANT DATE
                         OPTIONS GRANTED          IN FISCAL YEAR     EXERCISE PRICE                     PRESENT VALUE
NAME                        (#)(1)(2)                 (%)(3)           ($/SHARE)      EXPIRATION DATE      ($)(4)
----                   --------------------     ------------------   --------------   ---------------   -------------
Mr. Kilts............        400,000 (NA)               11.12%           $42.813          2/10/09        $5,596,000
                             500,000 (NGH)              16.75%            20.125          7/14/09         3,215,000

Mr. Lenny............        110,000 (NA)                3.06%            42.813          2/10/09         1,538,900
                             200,000 (NGH)               6.70%            20.125          7/14/09         1,286,000

Mr. Conant...........         65,000 (NA)                1.81%            42.813          2/10/09           909,350
                             175,000 (NGH)               5.86%            20.125          7/14/09         1,125,250

Mr. Healey...........         65,000 (NA)                1.81%            42.813          2/10/09           909,350
                             150,000 (NGH)               5.03%            20.125          7/14/09           964,500

Mr. Sayeau...........         65,000 (NA)                1.81%            42.813          2/10/09           909,350
                             125,000 (NGH)               4.19%            20.125          7/14/09           803,750

------------------------

(1) NA refers to Class A Common Stock; NGH refers to NGH Common Stock.

(2) The NA stock options vest over three years in accordance with the following schedule: 33% on each of the first and second January 1 following the date of grant and 34% on the third January 1 following the date of grant, and are not exercisable until the third anniversary of the date of grant. The NGH stock options vest over three years in accordance with the following schedule: 33% on each of the first and second anniversary of the date of grant and 34% on the third anniversary of the date of grant, and are exercisable after each installment. All stock options have terms of 10 years from the date of grant, subject to earlier cancellation in certain circumstances.

(3) The percentages shown in this column represent the percentage of all options to purchase Class A Common Stock and NGH Common Stock granted in 1999 under the Nabisco LTIP and the NGH LTIP, respectively.

(4) The grant date present values shown in the table were determined pursuant to the Black-Scholes option valuation model using the following assumptions:
    (i) for options on Class A Common Stock, stock price volatility of .2830, dividend yield of 1.65%; a 7 year term and an interest rate of 4.62%; and
    (ii) for options on NGH Common Stock, stock price volatility of .2830, dividend yield of 1.81%, a 7 year term and an interest rate of 4.62%.

    The following table provides information relating to the number and value of shares of Class A Common Stock and NGH Common Stock subject to options held by the named executive officers as of December 31, 1999. There were no stock option exercises during 1999 by any of the named individuals.

             AGGREGATED OPTION VALUES AT FISCAL YEAR-END (12/31/99)

                                   NUMBER OF SECURITIES UNDERLYING               VALUE OF UNEXERCISED,
                                     UNEXERCISED OPTIONS HELD AT                 IN-THE-MONEY OPTIONS
                                           FY-END (#)(1)(2)                      HELD AT FY-END ($)(4)
                                 ------------------------------------         ---------------------------
NAME                             EXERCISABLE            UNEXERCISABLE         EXERCISABLE   UNEXERCISABLE
----                             -----------            -------------         -----------   -------------
Mr. Kilts......................  --128,407(NGH)(3)         815,000(NA)            --            --
                                                           760,704(NGH)           --            --

Mr. Lenny......................     --                     170,000(NA)            --            --
                                    --                     200,000(NGH)           --            --

Mr. Conant.....................    149,852(NA)             190,000(NA)         $282,247         --
                                    --                     175,000(NGH)           --            --

Mr. Healey.....................     --                     165,000(NA)            --            --
                                    --                     150,000(NGH)           --            --

Mr. Sayeau.....................    174,718(NA)             165,000(NA)         $924,241         --
                                    --                     125,000(NGH)           --            --

------------------------

(1) NA refers to Class A Common Stock; NGH refers to NGH Common Stock.

(2) Some of the unexercisable NA stock options are vested.

(3) Reflects equitable adjustment of NGH options in the Distribution noted below. See "Relationship and Transactions with Nabisco Group Holdings Corp." below.

(4) Calculated based on the excess of the fair market value on December 31, 1999 of Class A Common Stock ($31.625) and NGH Common Stock ($10.625), respectively.

                                RETIREMENT PLANS

    The named executive officers participate in noncontributory defined benefit retirement plans maintained by the Company or its subsidiaries (the "Retirement Plans"). Retirement benefits for Messrs. Kilts, Lenny, Conant, Healey and Sayeau are determined under a noncontributory qualified defined benefit plan maintained by the Company that has no Social Security offset. Mr. Kilts' employment agreement provides him with a minimum annual pension equal to $200,000 (payable as a single life annuity beginning at age 60) if he completes five years of service or if he is involuntarily terminated prior thereto. In the event that Mr. Kilts' benefits under the Retirement Plans are less than the minimum pension, Mr. Kilts will receive a supplemental pension from the Company. The following table shows the estimated annual benefits payable under the Plan. The retirement benefits shown are based on retirement at age 65 and the payment of a single-life annuity to the participant.

                      ESTIMATED ANNUAL RETIREMENT BENEFITS

                                                     YEARS OF SERVICE
                                   ----------------------------------------------------
  AVERAGE FINAL COMPENSATION          10         15         20         25         30
  --------------------------       --------   --------   --------   --------   --------
  $  400,000....................    68,337     94,076    117,640    137,034    152,078
     500,000....................    85,736    117,999    147,544    171,832    190,682
     600,000....................   103,135    141,923    177,449    206,629    229,286
     800,000....................   137,933    189,770    237,257    276,225    306,493
   1,000,000....................   172,730    237,617    297,066    345,820    383,701
   1,200,000....................   207,528    285,464    356,874    415,416    460,908
   1,400,000....................   242,326    333,310    416,683    485,011    538,116
   1,600,000....................   277,124    381,157    476,492    554,607    615,323
   1,800,000....................   311,921    429,004    536,300    624,202    692,531
   2,000,000....................   346,719    476,851    596,109    693,798    769,738

    For Plan purposes, compensation includes base salary, annual bonus (in the year earned) and certain other payments. "Average Final Compensation" under the Plan is determined by considering the 36 consecutive months that yield the highest average annual compensation during the participant's last 60 months of service. If the participant has fewer than 36 months of service, all months are considered. Average Final Compensation as of December 31, 1999 was: for
Mr. Kilts, $1,855,542; for Mr. Lenny, $823,480; for Mr. Conant, $606,333; for
Mr. Healey, $594,552; and for Mr. Sayeau, $526,667. The estimated years of credited service (rounded to the nearest year) at age 65 were for Mr. Kilts, 15; for Mr. Lenny, 19; for Mr. Conant, 24; for Mr. Healey, 9; and for Mr. Sayeau, 27.

AGREEMENTS WITH CERTAIN OFFICERS

    Mr. Kilts is a party to an employment agreement with the Company, Nabisco, Inc. and NGH pursuant to which Mr. Kilts serves as President and Chief Executive Officer of the Company, Nabisco, Inc. and NGH and as a member of the Board of Directors of the Company, Nabisco, Inc. and NGH. Pursuant to the employment agreement, Mr. Kilts is entitled to receive an annual base salary of at least $1,000,000 per year and is eligible for an annual target bonus opportunity of not less than 100% of his base salary for the relevant year. Upon his completion of five years of active service (or certain earlier involuntary terminations of employment), Mr. Kilts is entitled to a minimum annual pension of $200,000 (payable generally as a single life annuity beginning at age 60). Under the employment agreement, the Company also provides Mr. Kilts with life insurance, on a tax-reimbursed basis, with a face amount of $1 million and will provide Mr. Kilts with retiree medical coverage (with a minimum of 10 years credited service) upon his retirement or after age 55.

    The employment agreement provides that if Mr. Kilts' employment is terminated without "cause" or if Mr. Kilts terminates his employment for "good reason", then he will be entitled to two times his annual salary and annual target bonus opportunity, payable over three years and benefit continuation for three years (provided that, in the event of such a termination within twenty-four months following a change of control, Mr. Kilts will be entitled to three times such salary and bonus payable in a lump sum and certain enhanced benefits) and annual incentive awards will vest pro-rata and be paid in a lump sum. In addition, Mr. Kilts will be entitled to certain other benefits, including the lapse of restrictions on restricted stock and the vesting of all outstanding stock options under the Nabisco LTIP or the NGH LTIP and a predecessor plan. "Cause" includes a crime involving moral turpitude or misconduct materially damaging to the

Company, Nabisco, Inc. or NGH. "Good reason" includes a reduction in Mr. Kilts' responsibilities, a reduction in his salary or certain incentive opportunities, relocation, or a change of control or divestiture of the Company or Nabisco, Inc. following which the Chairman of the Company is anyone other than the immediately prior Chairman of NGH. Compensation continuance is based on the highest annual rate of salary in effect prior to termination or a change of control and the higher of the current target incentive award opportunity for the calendar year in which employment terminates or a change of control occurs, or, if higher, the actual award for the prior year. If a "parachute" excise tax is imposed on any payments to Mr. Kilts, he will be entitled to tax reimbursement payments.

    Each of Messrs. Lenny, Conant, Healey and Sayeau is a party to an employment agreement with the Company, Nabisco, Inc. and NGH which provides that if the executive's employment is involuntarily terminated other than for "cause" or if the executive terminates his employment for "good reason", he will be entitled to two years base salary plus bonus, payable over three years and benefit continuation for three years (provided that, in the event of such a termination within twenty-four months following a change of control, such salary and bonus is payable in a lump sum and the continued benefits are enhanced) and certain other benefits, including the vesting pro-rata and payment in a lump sum of annual incentive awards. For these purposes, "cause" generally includes certain criminal conduct, certain other misconduct and the failure to perform certain employment duties; and "good reason" generally includes, but is not limited to, certain reductions in duties, pay, grade, or incentive opportunities, and relocation. Compensation continuance is based on the highest annual rate of salary in effect prior to termination or a change of control and the higher of the current target incentive award opportunity for the calendar year in which employment terminates or a change of control occurs, or, if higher, the actual award for the prior year. Upon a change of control, annual incentive awards will be paid on a pro-rata basis, all vested and unvested retention awards under the 1999 Retention Program will be paid in a lump sum, restrictions on restricted stock will lapse, and all outstanding stock options under the Nabisco LTIP or the NGH LTIP and a predecessor plan will vest. In the event that a "parachute" excise tax is imposed on any payments to any of Messrs. Lenny, Conant, Healey and Sayeau, he will also be entitled to tax reimbursement payments.

DIRECTORS' COMPENSATION

    Directors who are not employees of the Company or NGH or any of their subsidiaries ("Outside Directors") receive an annual retainer fee of $50,000 per year, plus meeting attendance fees of $1,500 per meeting. In addition, directors who are committee members receive committee attendance fees of $1,500 per committee meeting and committee chairmen receive a $5,000 retainer per year. The Company provides Outside Directors with life insurance having a death benefit of $100,000, participation in charitable giving programs (pursuant to which directors with at least three years of service may direct that up to $1 million be contributed to eligible charitable institutions following the director's death) and supplemental insurance programs. Each Outside Director receives an initial stock option grant pursuant to a stock option plan to purchase 6,000 shares of Class A Common Stock. The options have an exercise price equal to the fair market value of Class A Common Stock on the date of grant. They cannot be exercised for at least six months following the date of grant but, thereafter, are exercisable for ten years from the date of grant. In addition, each Outside Director receives an annual grant of stock options pursuant to a formula set forth in the applicable plan, which is made on the date of the director's election or re-election to the Board of Directors. In 1999, each eligible director as of the May 1999 annual meeting received an annual stock option to purchase 1,200 shares of Class A Common Stock at an exercise price of $39.6875 (the fair market price of Class A Common Stock on the date of grant). The annually granted stock options have a ten-year term, vest over three years (33% on the first and second anniversaries of the date of grant and 34% on the third anniversary) and may contain additional limitations on exercisability. In addition, beginning in 2000, each Outside Director will receive an annual grant of 500 Class A Common Stock units that are not paid until termination of the director's services. This stock unit grant will be made on the date of the director's election or re-election to the Board.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee currently consists of General Chain (Chair),
Mr. Clendenin, Ms. Koplovitz and Ms. Ridgway. There are no Compensation Committee interlocks or insider participation.

                               PERFORMANCE GRAPH
                             NABISCO HOLDINGS CORP.
        CUMULATIVE TOTAL RETURNS--NABISCO STOCK, S&P 500, S&P FOOD INDEX
                                  1/20/95=100

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

         NABISCO  S&P 500  S&P FOOD
1/20/95      100      100       100
             117      108       105
             111      119       114
             122      128       119
12-95        135      136       129
             136      143       131
             148      150       134
             133      154       147
12-96        164      167       153
             172      171       165
             169      201       188
             181      216       195
12-97        208      223       219
             201      254       234
             156      262       236
             156      236       207
12-98        181      286       237
             182      300       204
             189      321       213
             153      301       199
12-99        140      346       186

------------------------

* Total returns assume $100 invested on January 20, 1995 in Class A Common Stock, the S&P 500 Index, and the S&P Food Index with reinvestment of dividends. Common Stock was first issued to the public under a registration statement which was effective January 19, 1995. January 20, 1995 was the first trading day for Class A Common Stock.

                         COMPENSATION COMMITTEE REPORT

    This report to the stockholders by the Compensation Committee (the "Committee") of the Board reflects the executive compensation policies and practices of the Company and its subsidiaries during 1999. The Committee is principally responsible for executive compensation and administers the Company's executive compensation programs and plans. The Committee reports regularly to the Board, and the Board is periodically asked to ratify certain Committee actions. During 1999, the Committee consisted of Directors who were not employees of the Company or any of its subsidiaries or of NGH, and who, therefore, were not eligible to participate in any of the Company's executive compensation programs or plans.

EXECUTIVE COMPENSATION PRINCIPLES AND POLICIES

    In determining the amounts, composition, and terms and conditions of the compensation for executive officers of the Company, the Committee is guided by two principles: (1) compensation opportunities must enable the Company to attract and retain individuals with the high caliber of talent and skills which are critical to the Company's success and (2) a substantial portion of each executive officer's compensation must be tied to quantifiable measures of the Company's financial results from operations and stock price performance. These principles are reflected in the actions discussed below relating to salaries, annual incentives and long-term incentives.

    Certain provisions in the Internal Revenue Code limit the ability of publicly-traded companies to secure a tax deduction for certain compensation paid to individuals named in the Summary Compensation Table. The Committee has taken actions to limit the impact of this provision of the tax law in the event that compensation paid to a named executive officer might otherwise not be deductible. The Committee will continue to seek ways to limit the impact of this provision; however, the Committee feels that the tax deduction limitation should not be permitted to compromise the Company's ability to attract and retain the executive talent required to compete successfully on a global basis. Accordingly, achieving the desired flexibility in the design and delivery of compensation may periodically result in some compensation that is not deductible for federal income tax purposes.

MAJOR COMPENSATION COMPONENTS

    The compensation program for executive officers is composed of annual compensation, long-term compensation and benefits. In determining appropriate compensation plans and levels, the Committee relies on independent outside consultants who provide surveys and other data regarding the compensation practices of other companies that are representative of the size and type of company with which the Company competes for executive talent. Accordingly, this is a broader and more diverse group of companies than that used for the peer company index in the Performance Graph mandated by the SEC which appears on page
15. The base salary and targeted incentive compensation levels of the comparator companies (without specific regard for the impact of performance on compensation actually earned) are used by the Committee in determining base salary and targeted incentive compensation levels of executive officers of the Company, as described below.

ANNUAL COMPENSATION

    The annual compensation for each of the named executive officers is composed of salary and an annual incentive opportunity. In general, salaries paid to executive officers reflect the median of competitive practices used by the Committee for comparison purposes. Annual compensation levels (salary plus target annual incentive award opportunity) are set at or between the median and the 75th percentile of the compensation practices of comparator companies. A senior executive receives an increase in salary only when the Committee determines that either a change in an individual's performance or responsibilities or market conditions warrants such an action. Messrs. Lenny, Conant, Healey and Sayeau received salary increases in 1999.

    Each of the named executive officers has a target annual incentive award opportunity which is expressed as a percentage of his base salary and which is set, at target, to provide annual cash compensation at or between the median and the 75th percentile of comparator companies. For each of the named executive officers other than Mr. Kilts, the actual bonus earned for 1999 and shown in the Summary Compensation Table was based principally on the attainment of financial performance objectives (described below) and partly on individual performance. The 1999 performance measures and objectives were based on the financial performance of the businesses for which the individual was responsible or performed services as determined using performance grids. Performance grids project an executive's annual bonus opportunity upon attainment of various financial performance targets. The measure of financial performance for Messrs. Kilts, Healey and Sayeau was Cash Net Income, Sales, Free Cash Flow and Return on Management Investment. The financial performance measure for the Company's operating company employees (including Messrs. Conant and Lenny) are Operating Company Contributions, Sales, Free Cash Flow and Return on Management Investment.

LONG-TERM COMPENSATION

    The Committee relies on various forms of stock-based grants and multi-year incentive opportunities to motivate executives to maintain a longer term perspective. In 1999, the regular long-term incentive grants to the named executive officers were in the form of stock options under the Nabisco LTIP. In determining the size of the stock option grants, the Committee targets between the median and the 75th percentile of competitive stock option opportunities at comparator companies. In making stock option grants, the Committee does not take into account whether an executive has exercised or continues to hold previously granted stock options. In addition to the normal grants to executives, in 1999 senior Company executives, including the named executive officers, received a special one-time grant of NGH options to ensure they had meaningful incentive opportunities linked to NGH. These special NGH option grants are set forth on the Summary Compensation Table and Option Grants Table. Also in 1999, the Company granted to the named executive officers, an extraordinary grant of Company restricted stock units to recognize their superior performance and Company performance. These restricted stock unit grants are set forth in the Summary Compensation Table.

    In 1999 the Committee continued to encourage executive retention to prevent depletion of the Company's executive talent pool. Accordingly, retention bonuses, based on actual incentive bonus awards, will be paid to participating executives who do not terminate their employment with the Company prior to June 30, 2002. Mr. Kilts does not participate in this program.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

    When Mr. Kilts was hired as President and Chief Executive Officer of the Company in 1998, the Committee established Mr. Kilts' annual base salary at $900,000 and target annual bonus opportunity of 85% of base salary. The Committee believes that this compensation level is necessary to maintain his compensation package at a competitive level commensurate with his skills and experience.

    Mr. Kilts' targeted annual bonus for 1999 was based on the Company's Cash Net Income, Sales, Free Cash Flow and Return on Management Investment, determined pursuant to a performance schedule adopted by the Committee in early 1999. Performance in each area exceeded target. In lieu of paying Mr. Kilts a bonus for 1999, the Company entered into a split-dollar life insurance agreement with Mr. Kilts. The amount of Mr. Kilts' forgone bonus is set forth in footnote number 3 to the Summary Compensation Table.

    The size of Mr. Kilts' annual 1999 stock option grant was determined in accordance with the Committee's practice (referred to above) of targeting between the median and the 75th percentile of competitive stock option grants. Mr. Kilts was also granted 60,000 restricted stock units, which will vest in equal installments beginning three years after grant, subject to his continued employment, and 125,000 contingent performance shares, the vesting of which is contingent on his continued employment and Company stock price performance.

SUMMARY

    The Committee believes that the Company's executive compensation programs must continually provide compensation potential of such significance that individuals of exceptional talent and skills are encouraged to join and remain with the Company and perform in an exceptional manner. By ensuring that such persons are managing the Company's operations, the long-term interests of stockholders are best served. This focus on stockholder interests is reinforced by the heavy stock-based component in the executive compensation program. The actions taken by the Committee for 1999 were consistent with this focus and the principles outlined above.

                                          John T. Chain, Jr. (Chairman)
                                          John L. Clendenin
                                          Kay Koplovitz
                                          Rozanne L. Ridgway

                       RELATIONSHIP AND TRANSACTIONS WITH
                          NABISCO GROUP HOLDINGS CORP.

    During the second quarter of 1999, the former direct and indirect parents of the Company, RJR Nabisco, Inc. (which has been renamed R.J. Reynolds Tobacco Holdings, Inc.--"RJR") and RJR Nabisco Holdings Corp. (which has been renamed Nabisco Group Holdings Corp.--"NGH") completed a series of reorganization transactions. The principal transactions in this reorganization that affected the Company are the following:

    - On May 18, 1999, RJR transferred all of the outstanding Class B Common Stock of the Company to NGH through a merger transaction. The Class B Common Stock currently represents approximately 80.6% of the economic interest and approximately 97.6% of the voting interest in the Company.

    - On June 14, 1999, NGH paid a dividend of 100% of the common stock of RJR to record holders of NGH common stock as of May 27, 1999, the record date for the distribution. As a result of the distribution, the Company and its subsidiaries are no longer affiliated with RJR and its subsidiaries.

    NGH, RJR and R.J. Reynolds Tobacco Company entered into several agreements governing the relationships among the parties after the distribution of RJR's shares to NGH stockholders, including the provision of intercompany services by the Company to NGH, certain tax matters, indemnification rights and obligations and other matters among the parties, as disclosed in the Form 8-K filed by the Company on June 16, 1999.

    These agreements replaced a predecessor intercompany services agreement, a predecessor tax sharing agreement and a predecessor corporate agreement that had previously been in place between the Company and RJR. The Company does not anticipate that its entry into these new agreements will have a material effect on its financial condition or results of operations.

    Under the new Services Agreement, the Company provides various services, including tax and accounting services and benefit management services, to NGH in return for service fees in an amount equal to the fair market value of such services as determined by the Company and NGH.

    Under the Tax Sharing Agreement among the Company, NGH and RJR, NGH will be responsible for filing consolidated federal and consolidated, combined or unitary state income tax returns that include NGH, the Company and RJR for periods through June 14, 1999 and that include the Company for tax periods subsequent to such date. The Tax Sharing Agreement will generally seek to allocate tax liabilities based upon the respective tax liabilities of NGH, the Company and RJR as if each had filed its own tax return. Under the Tax Sharing Agreement, the parties agree to indemnify one another against various tax liabilities and make various other covenants regarding tax-related matters.

    Under the Corporate Agreement, the Company has granted NGH (i) a continuing option, transferable by NGH to any of its subsidiaries, to purchase, under certain circumstances, additional shares of Class B Common Stock or shares of nonvoting capital stock of the Company and (ii) certain registration rights.

    In 1999, the Company paid one quarterly dividend of $.175 and three quarterly dividends of $.1875 on each outstanding share of Common Stock. NGH received a total of approximately $157 million from these dividends, the amount representing its proportionate share.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the Company's 2001 Annual Meeting must be received by the Secretary of the Company at the Company's principal executive offices: Nabisco Holdings Corp., 7 Campus Drive, Parsippany, New Jersey 07054-0311 between October 30, 2000 and November 29, 2000.

                               OTHER INFORMATION

    In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies in person or by telephone or telecopy. These individuals will receive no additional compensation for these solicitation services. The Company will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in forwarding this proxy statement and related materials to, and obtaining instructions relating to such materials from, beneficial owners of the Company's capital stock. The Company will bear all of the other costs of these solicitations.

    The Board has no knowledge of any other matters to be presented at the Annual Meeting other than those described herein. If any other matters should properly come before the Annual Meeting, it is the intention of the persons designated in the proxy to vote thereon according to their best judgment.

    STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXIES WITHOUT DELAY. A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

                                          NABISCO HOLDINGS CORP.

Parsippany, New Jersey
March 29, 2000

                                          If you have any questions or need
                                          assistance in voting your shares,
                                          please contact First Chicago Trust
                                          Company of New York at its toll free
                                          number: 1-800-519-3111.

P R O X Y

                             NABISCO HOLDINGS CORP.

                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 8, 2000
             PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints each of Steven F. Goldstone, James M. Kilts and James A. Kirkman III as his true and lawful agents and proxy, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Nabisco Holdings Corp., to be held at the Hotel DuPont, 11th and Market Streets, Wilmington, Delaware 19801, on Monday, May 8, 2000 at 3:00 p.m., and at adjournments or postponements thereof, and to vote all the shares of stock of the Company which the undersigned may be entitled to vote on all matters coming before said meeting.

Election of Directors. Nominees:                Change of Address
H. Cain; J.T. Chain, Jr.; J.L. Chambers;
J.L. Clendenin; S.F. Goldstone; R.J. Groves;
D.B. Jenkins; N. Karch; J.M. Kilts;
F.H. Langhammer; H.E. Lockhart; T.E. Martin
and R.L. Ridgway.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. PLEASE MARK THIS PROXY CARD, FILL IN THE DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                                                              (SEE REVERSE SIDE)

                              FOLD AND DETACH HERE

/X/ Please mark your votes as in this example

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

   1.  Election of Directors For, except vote         FOR / /       WITHHELD / /
       withheld from the following nominee(s):
       ---------------------------------------------

   2.  Ratify the appointment of Deloitte & Touche    FOR / /       AGAINST / /        ABSTAIN / /
       as Independent Auditors

Do not send Annual Report

                                                      Please sign exactly as name appears hereon. Joint
                                                      owners should each sign. When signing as
                                                      attorney, executor, administrator, trustee or
                                                      guardian, please give full title as such.

                                                      -------------------------------------------------

                                                      -------------------------------------------------
                                                      Signature(s)              Date

                              FOLD AND DETACH HERE

P R O X Y

                             NABISCO HOLDINGS CORP.
                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 8, 2000
             PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, having received the Notice of Annual meeting and Proxy Statement, hereby directs Vanguard Group, Custodian under the Nabisco/Life Savers Puerto Rico Capital Accumulation Plan ("NLSCAP") and Custodian for the Participants in the Savings and Investment Plan for Employees of R.J. Reynolds Tobacco Company in Puerto Rico ("PRSIP"), to vote in person or by proxy all shares of Common Stock of Nabisco Holdings Corp. allocated to any accounts of the undersigned under such Plans, and which the undersigned is entitled to instruct, in each case, on all matters which may come before the 2000 Annual Meeting of Stockholders to be held at the Hotel DuPont, 11th and Market Streets, Wilmington, Delaware 19801, on Monday, May 8, 2000 at 3:00 p.m., and at adjournments or postponements thereof, and to vote all the shares of stock of the Company which the undersigned may be entitled to instruct on all matters coming before said meeting.

Election of Directors. Nominees:

H. Cain; J.T. Chain, Jr.; J.L. Chambers; J.L. Clendenin; S.F. Goldstone; R.J. Groves; D.B. Jenkins; N. Karch; J.M. Kilts; F.H. Langhammer; H.E. Lockhart; T.E. Martin and R.L. Ridgway.

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. YOU MUST SIGN AND RETURN THIS CARD TO DIRECT VANGUARD HOW TO VOTE YOUR SHARES.

                              FOLD AND DETACH HERE

                                                                        VANGUARD
--------------------------------------------------------------------------------

VANGUARD GROUP
100 VANGUARD BOULEVARD-M33
MALVERNE, PA 19355
--------------------------------------------------------------------------------

  DE TENER ALGUNA DUDA RELATIVO A ESTOS DOCUMENTOS FAVOR DE COMUNICARSE CON EL
                       DEPARTAMENTO DE RECURSOS HUMANOS.
--------------------------------------------------------------------------------
March 2000

To: Participants in the Nabisco/Life Savers Puerto Rico Capital Accumulation Plan ("NLSCAP") Participants in the Savings and Investment Plan for Employees of R.J. Reynolds Tobacco Company in Puerto Rico ("PRSIP")

    As a participant in a Company sponsored employee benefit savings plan that requires pass through voting, you are entitled to Instruct Vanguard in its capacity as Custodian of the above named plans on how to vote shares of Common Stock allocated to your account. Enclosed are the following:

1.  Nabisco Holdings Corp. 1999 Annual Report.
2. Notice of Annual Meeting of Stockholders to be held on May 8, 2000 and the accompanying Proxy Statement.
3.  This Proxy/Voting Instruction Card.
4.  A postage-paid return envelope.

    The number and type of shares you hold in your plan account as of the most recent date available is shown on the reverse side of this card. These shares will be voted as you direct if this card is completed by you and received by First Chicago Trust Company of New York on or before May 4, 2000. First Chicago Trust Company is responsible for tabulating the returns. Shares for which no instructions are received shall be voted in the same proportion as the shares for which Instructions are received.

    We appreciate your completing, dating and signing the reverse side of this card and returning it promptly in the postage-paid return envelope.

Cordially yours,
Vanguard Group
Custodian
Enclosures

                                                              (SEE REVERSE SIDE)

/X/ Please mark your votes as in this example.

    THIS INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

   1.  Election of Directors For, except vote         FOR / /       WITHHELD / /
       withheld from the following nominee(s):
       ---------------------------------------------

   2.  Ratify the appointment of Deloitte & Touche    FOR / /       AGAINST / /        ABSTAIN / /
       as independent auditors

       For, except vote withheld from the following
       nominee(s):
       ---------------------------------------------

                                                      Please sign exactly as name appears hereon. Joint
                                                      owners should each sign. When signing as
                                                      attorney, executor, administrator, trustee or
                                                      guardian, please give full title as such.

                                                      -------------------------------------------------

                                                      -------------------------------------------------
                                                      Signature(s)              Date

                              FOLD AND DETACH HERE

P R O X Y

                             NABISCO HOLDINGS CORP.
                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 8, 2000
             PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby directs Wachovia Bank, N.A., Trustee under the Nabisco, Inc. Capital Investment Plan ("CIP"), and Trustee under the Nabisco, Inc. Employee Savings Plan ("ESP"), to vote in person or by proxy all shares of Common Stock of Nabisco Holdings Corp. allocated to any accounts of the undersigned under such Plans, and which the undersigned is entitled to instruct, in each case, on all matters which may come before the 2000 Annual Meeting of Stockholders to be held at the Hotel DuPont, 11th and Market Streets, Wilmington, Delaware 19801, on Monday, May 8, 2000 at 3:00 p.m., and at adjournments or postponements thereof, and to vote all the shares of stock of the Company which the undersigned may be entitled to instruct on all matters coming before said meeting.

    Election of Directors. Nominees:

    H. Cain; J.T. Chain, Jr.; J.L. Chambers; J.L. Clendenin; S.F. Goldstone; R.J. Groves; D.B. Jenkins; N. Karch; J.M. Kilts; F.H. Langhammer;
    H.E. Lockhart; T.E. Martin and R.L. Ridgway.

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS. YOU MUST SIGN AND RETURN THIS CARD TO DIRECT WACHOVIA HOW TO VOTE YOUR SHARES.

                              FOLD AND DETACH HERE

                                                                        WACHOVIA
--------------------------------------------------------------------------------

EMPLOYEE BENEFIT TRUST SERVICES
301 NORTH MAIN STREET
WINSTON SALEM, NC 27150-3000

March 2000

To:  Participants in the Nabisco, Inc. Capital Investment Plan ("CIP")
    Participants in the Nabisco, Inc. Employee Savings Plan ("ESP")

    As a participant in a Company sponsored employee benefit savings plan that requires pass through voting, you are entitled to instruct Wachovia Bank, N.A. in its capacity as Trustee of the above named plans how to vote shares of Common Stock allocated to your account. Enclosed are the following:

1.  Nabisco Holdings Corp. 1999 Annual Report.

2. Notice of Annual Meeting of Stockholders to be held on May 8, 2000 and the accompanying Proxy Statement.

3.  This Proxy/Voting Instruction Card.

4.  A postage-paid return envelope.

    The number of shares you hold in your plan account as of the most recent date available is shown on the reverse side of this card. These shares will be voted as you direct if this card is completed by you and received by First Chicago Trust Company of New York on or before May 4, 2000. First Chicago Trust Company is responsible for tabulating the returns. Shares for which no instructions are received shall be voted in the same proportion as the shares for which instructions are received.

    We appreciate your completing, dating and signing the reverse side of this card and returning it promptly in the postage-paid return envelope.

Cordially yours,
Wachovia Bank, N.A.
Trustee

Enclosures

                                                              (SEE REVERSE SIDE)

/X/ Please mark your votes as in this example.

    THIS INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

   1.  Election of Directors For, except vote         FOR / /       WITHHELD / /
       withheld from the following nominee(s):
       ---------------------------------------------

   2.  Ratify the appointment of Deloitte & Touche    FOR / /       AGAINST / /        ABSTAIN / /
       as Independent Auditors

                                                      Please sign exactly as name appears hereon. Joint
                                                      owners should each sign. When signing as
                                                      attorney, executor, administrator, trustee or
                                                      guardian, please give full title as such.

                                                      -------------------------------------------------

                                                      -------------------------------------------------
                                                      Signature(s)              Date

                              FOLD AND DETACH HERE